UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
LABARGE, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NEWS UPDATE	Contact:
Colleen Clements
314-997-0800, ext. 409
colleen.clements@labarge.com
FOR IMMEDIATE RELEASE
LABARGE ENTERS AGREEMENT TO
SETTLE DELAWARE STOCKHOLDER LITIGATION
ST. LOUIS, June 9, 2011—LaBarge, Inc. (NYSE Amex: LB), a provider of electronics manufacturing services, filed a Current Report on Form 8-K with the Securities and Exchange Commission to disclose that it has signed a memorandum of understanding with plaintiffs to settle litigation claims filed in the Chancery Court of the State of Delaware. The civil class action lawsuit related to the Agreement and Plan of Merger, dated April 3, 2011, by and among LaBarge, Inc., Ducommun Incorporated and DLBMS, Inc. The preliminary settlement is subject to a definitive agreement and final approval of the court. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Chancery Court will approve the settlement even if the parties do enter into such stipulation. Similar claims filed in Missouri are stayed but remain pending.
About LaBarge, Inc.
LaBarge, Inc. is a broad-based provider of electronics to technology-driven companies in diverse markets. The Company provides its customers with sophisticated electronic and electromechanical products through contract design and manufacturing services. Headquartered in St. Louis, Missouri, LaBarge has operations in Arkansas, Missouri, Oklahoma, Pennsylvania, Texas and Wisconsin. The Company’s website address is http://www.labarge.com.
Additional Information and Where to Find It
In connection with the proposed merger, the Company filed a Definitive Proxy Statement and a form of proxy on Schedule 14A on May 23, 2011, and other related materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ALL RELATED SUPPLEMENTS AND AMENDMENTS (IF ANY AND WHEN THEY BECOME AVAILABLE) AND ALL OTHER RELATED MATERIALS CAREFULLY, BECAUSE THEY
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LaBarge, Inc.
LaBarge Enters Agreement to Settle Delaware Stockholder Litigation — p. 2 of 2
CONTAIN (AND WILL CONTAIN) IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and stockholders may obtain free copies of the Definitive Proxy Statement (and other related materials when they become available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov, at the Company’s website at http://investors.labarge.com by clicking on the link “Financial Library,” and from the Company by contacting the Company’s corporate secretary, Donald H. Nonnenkamp, by mail at 9900 Clayton Road, St. Louis, Missouri 63124 or by telephone at (314) 997-0800.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the transaction described herein is included in the Definitive Proxy Statement described above under “The LaBarge Special Meeting – Stock Ownership and Voting by LaBarge’s Directors and Executive Officers” and “The Merger – Interests of LaBarge Directors and Executive Officers in the Merger.” Additional information regarding these directors and executive officers is also included in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on October 18, 2010. This document is available free of charge at the SEC’s website at http://www.sec.gov and from the Company by contacting the Company’s corporate secretary, Donald H. Nonnenkamp, by mail at 9900 Clayton Road, St. Louis, Missouri 63124 or by telephone at (314) 997-0800.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect LaBarge, Inc.’s operating results. These risks and factors are set forth in documents LaBarge, Inc. files with the Securities and Exchange Commission, specifically in the Company’s most recent Annual Report on Form 10-K and other reports it files from time to time. These forward-looking statements speak only as of the date such statements were made, or as of the date of the report or document in which they are contained, and the Company undertakes no obligation to update such information.
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